                                                                    EXHIBIT 10.4


                         AGREEMENT FOR PURCHASE AND SALE
                    OF REAL PROPERTY AND ESCROW INSTRUCTIONS


THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement") between TREIT-AMBEROAKS, LP, a Texas limited partnership, NNN AMBEROAKS 1, LLC, a Texas limited liability company, NNN AMBEROAKS 2, LLC, a Texas limited liability company, NNN AMBEROAKS 3, LLC, a Texas limited liability company (collectively, "Seller"), and CHASE MERRITT, L.P., a Delaware limited partnership or its assigns ("Buyer"), is made and entered into as of the later of (i) the date this Agreement is executed by Seller and (ii) the date this Agreement is executed by Buyer (the "Effective Date"), with reference to the following facts:

        A. Seller owns certain real property located in Williamson County, Texas and more specifically described in Exhibit A attached hereto (the "Land"), commonly known as Amber Oaks III and such other assets, as the same are herein described.

        B. Subject to the terms and conditions in this Agreement, Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Land and the associated assets.

        C. Buyer is party to a Purchase and Sale Agreement ("Amber Oaks V Agreement") with GREIT-Amberoaks, L.P. ("Amber Oaks V Seller") for the purchase and sale of that certain real property located in Williamson County, Texas and commonly known as Amber Oaks V and such other assets, as the same are therein described ("Amber Oaks V Property").

NOW, THEREFORE, in consideration of the mutual covenants, premises and agreements herein contained, the parties hereto do hereby agree as follows:

1.      Purchase and Sale.

        The purchase and sale includes, and at Closing (hereinafter defined) Seller shall sell, assign, grant and transfer to Buyer, all of Seller's right and title, estate interest in and to all of the following (hereinafter sometimes collectively, the "Property"):

        1.1 The Land, described on Exhibit A attached hereto, together with all structures, buildings, improvements, machinery, fixtures, and equipment affixed or attached to the Land and all easements and rights appurtenant thereto, including: (i) all easements, privileges and rights belonging or in any way appurtenant to the Land, (ii) any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land, and (iii) any and all air rights, subsurface rights, development rights, and water rights permitting to the Land (all of the foregoing being collectively referred to herein as the "Land");

        1.2 All leases listed on Exhibit B (the "Leases"), including associated amendments, with all persons ("Tenants") leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Closing, together with all security deposits, other deposits held in connection with the Leases, Lease and all of Seller's right, title and interest in and to all guarantees, letters of credit and other similar credit enhancements providing additional security for such Leases;

        1.3 All tangible and intangible personal property owned by Seller located on or used in connection with the Real Property, including, specifically, without limitation, all sculptures, paintings and other artwork, all equipment, furniture, tools and supplies, all plans and specifications and other architectural and engineering drawings, if any, with respect to the Land and the Improvements, and any other personal property and all related intangibles as are owned by Seller and currently located in, on or about or are used for the operation, maintenance, administration or repair of the Real Property, including Seller's interest, if any, in the common name of the Real Property (the "Personal Property");

        1.4 All service contracts, agreements, warranties and guaranties relating to the operation of the Property as of the Effective Date, to the extent assignable, and any other service and operating agreements pertaining to the Property that are entered into by Seller after the date of this Agreement and prior to the Closing in accordance with the terms of this Agreement, in each case to the extent approved by Buyer in accordance with this Agreement (collectively, the "Contracts"); provided, however, any Contracts not so approved by Buyer shall be terminated by Seller, at Buyer's expense, on or before the Closing; and

        1.5 To the extent transferable, all building permits, certificates of occupancy and other certificates, permits, consents, authorizations, variances or waivers, dedications, subdivision maps, licenses and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property (the "Permits").

2.      Purchase Price.

        Subject to the charges, prorations and other adjustments set forth in this Agreement, total Purchase Price of the Property shall be Thirty-Three Million One Hundred Sixty-Five Thousand Dollars ($33,165,000) ("Purchase Price") payable as follows:

        2.1     Deposit/Further Payments/Down Payment.

                2.1.1 On the Effective Date Buyer shall deliver to Escrow Holder (as defined in Section 7.1.1 below) by wire transfer immediately available funds in the amount of Two Hundred Thousand Dollars ($200,000.00) (the "Initial Deposit"). Unless Buyer terminates this Agreement on or before the end of the "Inspection Period" (as defined below) pursuant to Section 6, Buyer shall deliver to Escrow Holder, by wire transfer, within two (2) business days after the later of (i) the end of the Inspection Period or (ii) Buyer's receipt of Seller
                        10.2.2 Approval additional immediately available funds in the amount of Two Hundred Thousand Dollars ($200,000.00) (the "Additional Deposit". The Initial Deposit and the Additional Deposit are herein collectively called the "Deposit"). The Initial Deposit and the Additional Deposit, once received by Seller, shall be deemed earned by Seller and non-refundable to Buyer, notwithstanding Buyer's failure to or decision not to close, except that the Deposit shall be applied to the Purchase Price at Closing. The Initial Deposit, the Additional Deposit and the Extension Fee (as defined in Section 7.2.1 herein) shall be released to Seller within one (1) business day after receipt by Escrow Holder. Buyer's failure to timely deliver the Additional Deposit to Seller as set forth above shall constitute Buyer's termination of this Agreement.

                2.2 At least one (1) business day prior to Closing, Buyer shall deposit into Escrow by wire transfer of federal funds, the balance of the Purchase Price, subject to adjustment by reason of any applicable prorations and the allocation of Closing costs described below.

3.      Title to Property.

        During the Inspection Period (hereafter defined) Buyer shall review and approve the Title Documents (hereinafter defined) and the Survey (hereinafter defined). If the Title Documents or Survey reflect or disclose any defect, exception or other matter affecting the Property ("Title Defects") that is unacceptable to Buyer, then prior to the expiration of the Inspection Period, Buyer shall provide Seller with written notice of Buyer's objections. Seller may, at its sole option, elect to cure or remove the objections made by Buyer. Should Seller elect to attempt to cure or remove the objection, it shall be a condition precedent to Buyer's obligation to acquire the Property that Seller cures such title objection prior to the Closing. Unless Seller provides written notice to Buyer before the expiration of the Inspection Period that Seller intends to cure Buyer's title objections, Seller shall be deemed to have elected not to cure or remove Buyer's title objections, and Buyer shall be entitled, as Buyer's sole and exclusive remedy, either to (i) terminate this Agreement by providing written notice of termination to Seller before the end of the Inspection Period and returning the Due Diligence Items (hereinafter defined) immediately thereafter or (ii) waive the objections and close this transaction as otherwise contemplated herein. If Buyer shall fail to terminate this Agreement during the Inspection Period, all matters shown on the Survey and all matters described in the Title Report, except for monetary liens for indebtedness of the Seller and any matters the Seller has agreed to cure in writing, shall be deemed "Permitted Exceptions." On or prior to Closing, Seller shall cause any monetary liens created by Seller which affect the Property, other than property taxes or assessments not yet delinquent, to be deleted or omitted from the Title Policy (as defined in Section 4.1.2). Seller will cause any recorded memorandum regarding the management agreement for the Property to be removed from the Title Policy at no cost to Buyer.

4.      Due Diligence Items.

        4.1 Seller shall deliver to Buyer each of the following within five business days of the Effective Date (together with the items described in Section 4.2, collectively, the "Due Diligence Items"):

                4.1.1 Any existing survey of the Property, in Seller's possession (the "Survey");

                4.1.2 A current preliminary title report or title commitment (the "Title Report"), dated not earlier than thirty (30) days prior to the Effective Date, for the issuance of a standard coverage owner's policy of title insurance, with standard provisions and exceptions (the "Title Policy") to Buyer from the Escrow Holder (defined hereinafter in Section 7.1.1), together with copies of all documents constituting exceptions to the title as reflected in the Title Report (collectively referred to hereinafter as the "Title Documents");

                4.1.3 A list of all contracts, including service contracts, warranties, management, maintenance, leasing commission or other agreements affecting the Property, if any, together with copies of the same;

                4.1.4 True and correct copies of the real estate and personal property tax statements covering the Property or any part thereof for each of the two (2) years prior to the current year and, if available, for the current year;

                4.1.5 A schedule of all current or pending litigation with respect to the Property or any part, thereof, if any, together with a brief description of each such proceeding;

                4.1.6 Operating statements for the most recent two full calendar years and monthly operating statements for the calendar year to date, or if shorter, for any periods during which Seller was owner of the Real Property;

                4.1.7 An inventory of all personal property located on the Property, used in the maintenance of the Property or stored for future use at the Property and an inventory of all furniture and appliances used in the units, if any;

                4.1.8 A current rent roll which may include, among other things: (1) the name of the Tenant, (2) the number of rentable square feet in Tenant's premises as set forth in Tenant's Lease, (3) the current monthly base rental payable by such Tenant, (4) the term of the Lease, (5) any available options for the Tenant under the Lease; and (6) the amount of any security deposit;

                4.1.9 All environmental, physical or mechanical reports prepared by third parties in Seller's possession relating to the Property;

                4.1.10 Copies of all Leases presently in effect with respect to the Real Property, together with any amendments or modifications thereto. All Leases, amendments and modifications with respect to Cisco, InfoEdge and Rubbermaid are listed on the attached Exhibit I.

                4.1.11 An aging report showing, with respect to each Tenant of the Real Property, the date through which such Tenant has paid rent and a Tenant by Tenant monthly aging report for the preceding twelve (12) months;

                4.1.12 All site plans, leasing plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits and plans and specifications relative to the Real Property in the possession of Seller, if any; and

                4.1.13 Copies of utility bills for the Real Property for the prior calendar year and the current year to date or if shorter, for any periods during which the Seller was the owner of the Property.

        4.2 Seller shall make the following available for inspection by Buyer during ordinary business hours at Seller's management office:

                4.2.1 All site plans, leasing plans, as-built plans, drawings, environmental, mechanical, electrical, structural, soils and similar reports and/or audits and plans and specifications relative to the Property in the possession of Seller, if any.

                4.2.2 The tenant files, books and records relating to the ownership and operation of the Property.

5.      Inspections.

        5.1 Buyer shall have a temporary non-exclusive license to enter and conduct non-invasive feasibility, environmental, and physical studies collectively of the Property that Buyer may deem necessary or advisable (the "Inspections") at any time during the Inspection Period, on the terms set forth in this Article 5. Buyer shall not conduct invasive testing of any kind (including without limitation, "Phase II" environmental testing) without Seller's consent. Buyer's right to conduct the Inspections shall be subject to rights of Tenants and shall be subject to such conditions as may be reasonably imposed by the Seller in order to avoid disruption at the Property. Notwithstanding the foregoing, if, after the expiration of the Due Diligence Period, Buyer elects to go forward with the transaction herein, Buyer shall be allowed continued access to the Property until Close of Escrow subject to the prior approval of Seller, which shall not be unreasonably withheld and pursuant to the terms of Section 5.2.

        5.2 Buyer must arrange all Inspections of the Property with Seller at least two (2) business days in advance of any Inspections. Buyer and its agents shall maintain equipment and other materials in an orderly manner while they are located on the Property and to maintain them in locations specified by Seller. Buyer agrees to remove all debris and trash resulting from the Inspections on a daily basis and to remove all equipment and other materials used by Buyer or its agents as soon as the activity for which such equipment and other materials are used is completed. Buyer and its agents shall take all appropriate measures for the safety of persons and property on the Property and shall comply with all applicable legal requirements. Buyer shall restore any damage to the Property resulting from the Inspections including but not limited to repair of surface openings resulting from tests. Buyer shall promptly provide to Seller a copy of all reports and test results prepared or furnished in connection with the Inspections.

        5.3 In the event that the Inspections show any fact, matter or condition to exist with respect to the Property that is unacceptable to Buyer, in Buyer's sole subjective discretion, then Buyer shall be entitled, as its sole and exclusive remedy, to (1) terminate this Agreement, or (2) waive the objection, and close the transaction as otherwise contemplated herein. Buyer agrees to promptly discharge any liens that may be imposed against the Property as a result of the Inspections and to defend, indemnify and hold Seller harmless from all, claims, suits, losses, costs, expenses (including without limitation court costs and attorneys' fees), liabilities, judgments and damages incurred by Seller as a result of any Inspections.

        5.4 Buyer shall indemnify, save and hold Seller and Seller's officers, agents, employees, directors, trustees, invitees, successors, and assigns (collectively "Indemnitees") harmless against all losses, costs, expenses, liabilities, claims, litigation, demands, proceedings and damages (including but not limited to attorney's fees) suffered or incurred by Seller or any such Indemnitees arising out of and limited to the Inspections, provided that Buyer shall not incur any liability due to its discovery, without exacerbation of the condition of any Hazardous Materials or other circumstances at the Property. Buyer waives any claims against Seller arising out of the Inspections or this Agreement other than claims that are solely caused by or solely arise from any negligent or willful misconduct of Seller. Buyer hereby assume all responsibility for claims against Seller by the contractors, subcontractors, employees, and agents of Buyer other than claims that are solely caused by or solely arise from Seller's negligence or willful misconduct.

        5.5 Buyer shall, during the term of this Agreement and at all times during which access is available to it, require its subcontractors and agents, to maintain insurance, in form and substance reasonably satisfactory to Seller, with insurance companies acceptable to Seller, the following insurance:
                Comprehensive General Liability or Commercial General Liability Insurance, with limits of not less than One Million Dollars ($1,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) on a general aggregate basis, for bodily injury, death and property damage, and Excess (umbrella) liability insurance with liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence. Each policy of insurance shall name Seller as an additional insured. Further, each policy of insurance shall state that such policy is primary and noncontributing with any insurance carried by Seller. Such policy shall contain a provision that the naming of the additional insured shall not negate any right the additional insured would have had as a claimant under the policy if not so named and shall contain severability of interest and cross-liability clauses. A certificate, together with any endorsements to the policy required to evidence the coverage which is to be obtained hereunder, shall be delivered to Seller prior to entry on the Property. The certificate shall expressly provide that no less than thirty (30) days prior written notice shall be given Seller in the event of any material alteration to or cancellation of the coverages evidenced by said certificate. A renewal certificate for each of the policies required in this Section shall be delivered to Seller not less than thirty (30) days prior to the expiration date of the term of such policy. Any policies required by the provisions of this Section may be made a part of a blanket policy of insurance with a "per project, per location endorsement" so long as such blanket policy contains all of the provisions required herein and does not reduce the coverage, impair the rights of the other party to this Agreement or negate the requirements of this Agreement.

        5.6 During the course of its performance of the Inspections, Buyer will acquire knowledge concerning the Property or Seller, or knowledge of other matters of a sensitive business nature (collectively, "Privileged Information"). Except as described below, neither Buyer nor its agents shall disclose to any third party, publicize or suffer or permit any of their respective employees to so disclose or publicize any such Privileged Information, other than to consultants, attorneys and agents as necessary for the Buyer's inspection and analysis of the Property. In the event that Buyer believes in good faith that it is required by any legal requirement to disclose any such Privileged Information, then Buyer shall immediately notify Seller of such belief and the reasons for such belief. If Seller within 10 days after receipt of such notice, advises the party that sent the notice that Seller shall itself disclose the information, then Buyer shall not make such disclosure (unless either such party reasonably believes that it must disclose such information by law). If Buyer reasonably believes that such disclosure is required to be made in less than the 10-day period, then the notice to Seller shall so state and Seller's time to respond will be reduced accordingly.

        5.7 The obligations of Buyer described in this Article shall survive the Closing or any termination of this Agreement.

6.      Approval.

        6.1 Buyer shall have fifteen (15) days from the Effective Date ("Inspection Period") to approve or disapprove the Inspections. If Buyer shall fail to notify Seller and Escrow Holder of its disapproval of the Inspections in writing within the

                Inspection Period, the condition of the Property shall be deemed approved. If Buyer shall disapprove the Inspections within the Inspection Period this Agreement and the Escrow shall thereupon be terminated. Buyer shall thereafter not be entitled to purchase the Property, Seller shall not be obligated to sell the Property to Buyer and the parties shall be relieved of any further obligation to each other with respect to the Property, except as provided in Paragraph 5.

        6.2 Notwithstanding anything to the contrary contained herein, Buyer hereby agrees that, in the event this Agreement is terminated for any reason, then Buyer shall promptly and at its sole expense return to Seller all Due Diligence Items which have been delivered by Seller to Buyer in connection with the Inspections, along with copies of all reports, drawings, plans, studies, summaries, surveys, maps and other data prepared by third parties relating to the Property, subject to restrictions on Buyer's ability to make any such materials available to Seller that are imposed in any agreement with a third party consultant preparing any such reports or materials ("Buyer's Reports"); provided, however, that delivery of such copies and information by Buyer shall be without warranty or representation whatsoever, express or implied, including without limitations, any warranty or representation as to ownership, accuracy, adequacy or completeness thereof or otherwise. Buyer shall cooperate with Seller at no expense to Buyer in order to obtain a waiver of any such restrictions.

        6.3 Contracts. On or before the end of the Inspection Period, Buyer will designate in a written notice to Seller which Contracts Buyer will assume and which Contracts must be terminated by Seller at Closing. Taking into account any credits or prorations to be made pursuant to this Agreement for payments coming due after Closing but accruing prior to Closing, Buyer will assume the obligations arising from and after Closing under those Contracts which Buyer has designated will not be terminated. At Buyer's expense, Seller shall terminate at Closing all Contracts that are not so assumed.

7.      Escrow.

        7.1     Opening.

                7.1.1 The purchase and sale of the Property shall be consummated through an escrow ("Escrow") to be opened with LandAmerica Commercial Services, attention Gale Hunt, 1920 Main Street, 12th Floor, Irvine, California 92614 ("Escrow Holder" or the "Title Company") within two (2) business days after the Effective Date. Escrow shall be deemed to be opened as of the date fully executed copies (or counterparts) of this Agreement are delivered to Escrow Holder by Buyer and Seller ("Opening of Escrow"). This Agreement shall be considered as the Escrow instructions between the parties, with such further instructions as Escrow Holder shall require in order to clarify its duties and responsibilities. If Escrow Holder shall require further Escrow instructions, Escrow Holder may prepare such instructions on its usual form. Such further instructions shall be promptly signed by Buyer and Seller and returned to Escrow Holder within three (3) business days of receipt thereof. In the event of any conflict between the terms and conditions of this Agreement and such further instructions, the terms and conditions of this Agreement shall control.

        7.2     Closing.

                7.2.1 Escrow shall close ("Closing") on the fifteenth (15th) day following the end of the Inspection Period or such earlier date as shall be mutually agreed to by the parties (the "Original Closing Date"). The Original Closing Date may be extended for an additional fifteen
                        (15) days ("Extension Period") by Buyer upon delivery of written notice to Seller of extension and payment to Seller, by wire transfer on or before the Original Closing Date, of a Five Hundred Thousand Dollar ($500,000) extension fee ("Extension Fee"). The Extension Fee will become part of the Deposit and applicable to the Purchase Price at Closing. The Extension Fee shall be deemed earned by Seller and non-refundable to Buyer upon payment to the Seller, notwithstanding Buyer's failure to or decision not to close. Closing must occur, if at all, no later than the dates set forth herein or this Agreement shall terminate without further action of the parties and neither party shall have any further obligations to the other hereunder except Buyer's indemnification under Section 5.

        7.3     Buyer Required to Deliver.

                Buyer shall deliver to Escrow the following:

                7.3.1   On the Effective Date, the Initial Deposit;

                7.3.2 Within two (2) business days after the later of the end of the Inspection Period or Buyer's receipt of Seller
                        10.2.2 Approval, the Additional Deposit;

                7.3.3 On or before the Original Closing Date, the Extension Fee if Buyer desires an extension of the closing date;

                7.3.4 On or before Closing, the Purchase Price, subject to the closing adjustments, credits and prorations contemplated hereby;

                7.3.5 On or before Closing, such other documents as Title Company may reasonably require from Buyer in order to issue the Title Policy;

                7.3.6 An original counterpart executed by Buyer of an assignment and assumption agreement (the "Assignment and Assumption Agreement") in substantially the form attached hereto as Exhibit C, whereby Seller assigns and conveys to Buyer all of Seller's right, title and interest in and Buyer assumes all of Seller's obligations under, the Leases and the Contracts and the Permits;

                7.3.7 A counterpart closing statement (the "Closing Statement") setting forth the Purchase Price and all amounts charged against Buyer pursuant to Section 7.7 of this Agreement.

        7.4     Seller Required to Deliver.

                On or before Closing, Seller shall deliver to Escrow the following:

                7.4.1 A duly executed and acknowledged special warranty deed, conveying fee title to the Property in favor of Buyer (the "Deed");

                7.4.2   An executed certificate of non-foreign status;

                7.4.3 A bill of sale of the Personal Property, if any, without warranty, in favor of Buyer and duly executed by Seller, in substantially the form attached hereto as Exhibit D;

                7.4.4 An original counterpart executed by Seller of the Assignment and Assumption Agreement;

                7.4.5 A counterpart Closing Statement setting forth the Purchase Price and all amounts charged against Seller pursuant to Section 7.7 of this Agreement;

                7.4.6 Such other documents as Title Company may reasonably require from Seller in order to issue the Title Policy;

                7.4.7 A letter from Seller addressed to each Tenant informing such Tenant of the change in ownership and directing that future rent payments be made to Buyer;

                7.4.8 All keys to all buildings and other improvements located on the Property, combinations to any safes thereon, and security devices therein in Seller's possession; and

                7.4.9 All records and files relating to the management or operation of the Property, including, without limitation, all insurance policies, all security contracts, all tenant files (including correspondence), property tax bills, and all calculations used to prepare statements of rental increases under the Leases and statements of common area charges, insurance, property taxes and other charges which are paid by tenants of the Project.

        7.5     Buyer's Costs.

                Buyer shall pay the following:

                7.5.1 One-half (1/2) of Escrow Holder's fees, costs and expenses;

                7.5.2 The cost of recording any documents relating to Buyer's financing;

                7.5.3 Title Company's premium for endorsements to the Title Policy and any extended ALTA coverage; and

                7.5.4 All other costs customarily borne by Buyers of real property in the county in which the Property is situated;

        7.6     Seller's Costs.

                Seller shall pay the following:

                7.6.1 One-half (1/2) of Escrow Holder's fees, costs and expenses;

                7.6.2   All transfer taxes and costs of recording the Deed;

                7.6.3 Title Company's premium for a basic Title Policy, exclusive of the premium for any endorsements or extended ALTA coverage; and

                7.6.4 All other costs not itemized above which are customarily borne by sellers of real property in the county in which the Property is situated.

        7.7     Prorations.

                7.7.1 Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing with the Buyer being deemed the owner of the Property as of the
                        Closing:

                        (a) Taxes and Assessments All non-delinquent real property taxes, assessments and other governmental impositions of any kind or nature, including, without limitation, any special assessments or similar charges (collectively, "Taxes"), which relate to the tax year within which the Closing occurs based upon the actual number of days in the tax year. With respect to any portion of the Taxes which are payable by any Tenant directly to the authorities, no proration or adjustment shall be made. The proration for Taxes shall be based upon the most recently issued tax bill for the Property, and shall be calculated based upon the maximum early payment discount available. The prorations for taxes and assessments which are made at Closing shall be final, and not subject to reproration after Closing. Upon the Closing, Buyer shall be responsible for real estate taxes and assessments on the Property payable from and after the Closing. In no event shall Seller be charged with or be responsible for any increase in the taxes or assessments on the Property resulting from the sale of the Property or from any improvements made or leases entered into after the Closing. With respect to all periods for which Seller has paid Taxes, Seller hereby reserves the right to institute or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion, to settle the same. Seller shall have sole authority to control the progress of, and to make all decisions with respect to, such proceedings but shall provide Buyer with copies of all communications with the taxing authorities. All net tax refunds and credits attributable to any period prior to the Closing which Seller has paid or for which Seller has given a credit to Buyer shall belong to and be the property of Seller, provided, however, that any such refunds and credits that are the property of Tenants under Leases shall be promptly remitted by Seller directly to such Tenants or to Buyer for the credit of such Tenants. All net tax refunds and credits attributable to any period subsequent to the Closing shall belong to and be the property of Buyer. Buyer agrees to cooperate with Seller in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing, as may be necessary to carry out the intention of this subparagraph, including the delivery to Seller, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consent or other documents, and the undertaking of any acts necessary for the collection of such refund by Seller. Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.

                        (b) Rents Buyer will receive a credit at the Closing for all rents collected by Seller prior to the Closing and allocable to the period from and after the Closing based upon the actual number of days in the month. No credit shall be given the Seller for accrued and unpaid rent or any other non-current sums due from Tenants until these sums are paid, and Seller shall retain the right to collect any such rent provided Seller does not sue to evict any tenants or terminate any Tenant Leases. Buyer shall cooperate with Seller after the Closing to collect any rent under the Tenant Leases which has accrued as of the Closing; provided, however, Buyer shall not be obligated to sue any Tenants or exercise any legal remedies under the Tenant Leases or to incur any expense over and above its own regular collection expenses. All payments collected from

                                Tenants after the Closing shall first be applied to the month in which the Closing occurs, then to any rent due to Buyer for the period after Closing and finally to any rent due to Seller for the period prior to Closing; provided, however, notwithstanding the foregoing, if Seller collects any payments from Tenants after Closing through its own collection efforts, Seller may first apply such payments to rent due the Seller for the period prior to Closing.

                        (c) CAM Expenses To the extent that Tenants are reimbursing the landlord for common area maintenance and other operating expenses (collectively, "CAM Charges"), CAM Charges shall be prorated at Closing and again subsequent to Closing, as of the date of Closing on a lease-by-lease basis with each party being entitled to receive a portion of the CAM Charges payable under each Lease for the CAM Lease Year in which Closing occurs, which portion shall be equal to the actual CAM Charges incurred during the party's respective periods of ownership of the Property during the CAM Lease Year. As used herein, the term "CAM Lease Year" means the twelve (12) month period as to which annual CAM Charges are owed under each Lease. Five (5) days prior to Closing the Seller shall submit to Buyer an itemization of its actual CAM Charges operating expenses through such date and the amount of CAM Charges received by the Seller as of such date, together with an estimate of CAM Charges to be incurred to, but not including, the Closing. In the event that the Seller has received CAM Charges payments in excess of its actual CAM Charges operating expenses, the Buyer shall be entitled to receive a credit against the Purchase Price for the excess. In the event that the Seller has received CAM Charges payments less than its actual CAM Charges operating expenses, to the extent that the Leases provide for a "true up" at the end of the CAM Lease Year, the Seller shall be entitled to receive any deficit but only after the Buyer has received any true up payment from the Tenant. Upon receipt by either party of any CAM Charge true up payment from a Tenant, the party receiving the same shall provide to the other party its allocable share of the "true up" payment within five (5) days of the receipt thereof.

                        (d) Operating Expenses All operating expenses (including all charges under the service contracts and agreements assumed by Buyer) shall be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing occurs (the "Current Billing Period"), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing and the number of days in the Current Billing Period from and after the Closing, and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing, then such proration shall be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.

                        (e) Security Deposits; Prepaid Rents. Prepaid rentals and other tenant charges and security deposits (including any portion thereof which may be designated as prepaid rent) under Tenant Leases, if and to the extent that such deposits are in Seller's actual possession or control and have not been otherwise applied by Seller to any obligations of any Tenants under the Tenant Leases, shall be credited against the Purchase Price, and upon the Closing, Buyer shall assume full responsibility for all security deposits to be refunded to the Tenants under the Tenant Leases (to the extent the same are required to be refunded by the terms of such Tenant Leases or applicable). In the event that any security deposits are in the form of letters of credit or other financial instruments (the "Non-Cash Security Deposits") Buyer shall have such financial instruments transferred after Closing. Seller will cooperate with Buyer after the Closing to have Buyer named as beneficiary under the Non-Cash Security Deposits; provided that such cooperation shall be at no cost or expense to Seller. Buyer will not receive a credit against the Purchase Price for such security deposits.

                        (f) Leasing Costs. Seller shall receive a credit at the Closing for all leasing costs, including tenant improvement costs and allowances, and its pro-rata leasing commissions, previously paid by Seller in connection with any Lease or modification to an existing tenant Lease which was entered into after the Effective Date and which is approved or deemed approved by Buyer pursuant to this Agreement, which approval included approval of the tenant improvement costs. The Seller's pro-rata share shall be equal to a fraction which has as its numerator the number of months left in the base term of the Lease after the Closing and which has as its denominator the number of months in the base term of the Lease. Seller shall credit to Buyer at Closing the cost of all tenant improvement allowances, leasing commissions, free rent, and other tenant inducements or benefits with respect to the premises leased as of the Effective Date by the Tenants pursuant to the Tenant Leases in effect as of the Effective Date, to the extent that such improvement allowances and leasing commissions are unpaid or that such fee rent period has not occurred as of the Closing. In consideration of such credit, Buyer shall assume all obligations, risks and liabilities for paying all leasing commission, honoring all fee rent and other tenant inducements and completing all tenant improvements and related work on the premises including, but not limited to, those matters referenced on Exhibit E hereto.

                7.7.2 Calculation; Reproration. Prior to Closing the parties shall jointly prepare an estimated closing statement which shall set forth the costs payable under sections
                        7.5 and 7.6 and the prorations and credits provided for in section 7.7.1 and elsewhere in this Agreement. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subparagraph; provided, however, that there shall be no reproration for taxes and assessments. The estimated closing statement as adjusted as aforesaid and approved in writing by the parties shall be referred to herein as the "Closing Statement". If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that there shall be no reproration for taxes and assessments; and further provided that any adjustment shall be made, if at all, within sixty (60) days after the Closing (except with respect to CAM Charges, in which case such adjustment shall be made within thirty (30) days after the information necessary to perform such adjustment is available), and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement shall be binding and conclusive against such party.

                7.7.3 Items Not Prorated. Seller and Buyer agree that (a) on the Closing, the Property will not be subject to any financing arranged by Seller; (b) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall responsible for arranging for its own insurance as of the Closing; and (c) utilities, including telephone, electricity, water and gas, shall be read on the Closing and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer on the Closing, including the posting of any required deposits and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Closing, and any utility deposits which it or its predecessors may have posted. Accordingly, there will be no prorations for debt service, insurance or utilities. In the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in subparagraph (1)(e) above.

                7.7.4 Indemnification. Buyer and Seller shall each indemnify, protect, defend and hold the other harmless from and against any claim in any way arising from the matters for which the other receives a credit or otherwise assumes responsibility pursuant to this Section.

                7.7.5   Survival. This Section 7.7 shall survive the Closing.

        7.8     Determination of Dates of Performance.

                Promptly after delivery to Buyer of the Title Report, Escrow Holder shall prepare and deliver to Buyer and Seller a schedule which shall state each of the following dates:

                7.8.1   The date of Opening of Escrow pursuant to Paragraph 7.1;

                7.8.2   The date of receipt of the Title Report by Buyer;

                7.8.3 The date by which title must be approved by Buyer pursuant to Paragraph 3;

                7.8.4 The date by which the Inspections must be approved by Buyer pursuant to Paragraph 5.1;

                7.8.5 The date by which the amounts described in Paragraph 2 must be deposited by Buyer, for which determination Escrow Holder shall assume satisfaction of the condition expressed in Paragraph 2 on the last date stated for its satisfaction; and

                7.8.6   The date of Closing pursuant to Paragraph 7.2.

                If any events which determine any of the aforesaid dates occur on a date other than the date specified or assumed for its occurrence in this Agreement, Escrow Holder shall promptly redetermine as appropriate each of the dates of performance in the aforesaid schedule and notify Buyer and Seller of the dates of performance, as redetermined.

8.      Representations, Warranties, and Covenants.

        8.1 Representations of Seller. Each entity referred to herein as a Seller hereby represents and warrants as of the date hereof to Buyer as follows:

                8.1.1 TREIT-AMBEROAKS, LP is a limited partnership duly formed and validly existing under the laws of the State of Texas. Each of NNN Amberoaks 1, NNN Amberoaks 2 and NNN Amberoaks 3 is a limited liability company duly formed and validly existing under the laws of the

                        State of Texas. Subject to receipt of the approval described in Section 10.2.2, Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

                8.1.2   Seller is not a "foreign person" within the meaning of
                        Section 1445(f) of the Internal Revenue Code of 1986, as amended (the "Code").

                8.1.3 The list of leases attached hereto as Exhibit B represents all of the leases that affect the Property as of May 4, 2006.

                8.1.4 Except as set forth on any schedule of litigation delivered pursuant to Paragraph 4.1.5, to the best of Seller's knowledge there are no actions, suits or proceedings pending, or, threatened against Seller and affecting any portion of the Real Property, at law or in equity, or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency, or instrumentality, domestic or foreign.

                8.1.5 Seller has not received any notice of any violations of any ordinance, regulation, law, or statute of any governmental agency pertaining to the Real Property or any portion thereof.

                8.1.6 To Seller's knowledge, there are no presently pending or contemplated proceedings to condemn the Real Property or any part of it.

                8.1.7 Seller has no knowledge of nor received any written notice of violation issued pursuant to any environmental law with respect to the Real Property or any use or condition thereof other than the notice listed on the attached Exhibit F.

                        In making the foregoing representations and warranties,
                we have not made or undertaken to make any investigation as to factual matters or as to the accuracy or completeness of any representation, warranty, data or any other information related thereto and hereby disclaim liability for any unintentional misstatement. Whenever the term "to the best of Seller's knowledge" or similar language is used herein with respect to the existence or absence of facts, it signifies that we have not undertaken any independent investigation of facts, but instead base our opinion in sole reliance upon the current actual knowledge of Rick Burnett and Thomas C. Young and we disclaim any obligation to conduct any independent investigation with respect to such matters.

        8.2 Approval of Property; Limitations on Seller Representations and Warranties.

                8.2.1 Seller makes no representations or warranties as to the truth, accuracy, completeness, methodology of preparation or otherwise concerning any engineering or environmental reports, audits, the materials prepared by the Seller, or any other materials, data or other information whatsoever supplied to Buyer in connection with Buyer's inspection of the Property. It is the parties' express understanding and agreement that such materials are provided only for Buyer's convenience in making its own examination and determination prior to the expiration of the Inspection Period as to whether it wishes to purchase the Property, and, in doing so, Buyer shall rely exclusively on its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Except as may be specifically provided elsewhere in this Agreement, Buyer expressly disclaims any intent to rely on any such materials provided to it by Seller in connection with its inspection and agrees that it shall rely solely on its own independently developed or verified information. Except with respect to all obligations in this Agreement (including without limitation Seller's express representations and warranties) that are expressly stated to survive Closing, the indemnity provisions contained in the documents delivered in connection with the closing of the transactions contemplated by this Agreement (collectively, the "Surviving Obligations"), Buyer hereby releases Seller and its agents, representatives, and employees from any and all claims, demands, and causes of action, past, present, and future that Buyer may have relating to (a) the condition of the Property at any time, before or after the Closing, including without limitation, the presence of any hazardous materials, or (b) any other matter pertaining to the Property. This release shall survive the Closing or the termination of this Agreement.

                8.2.2 In the event of any breach by Seller of any of the preceding representations or warranties or any other breach by Seller of any other provision of this Agreement which is discovered by Buyer prior to Closing and which is not cured by Seller within ten (10) business days of Seller's receipt of written notice, Buyer's sole remedy shall be to elect in writing to terminate this Agreement and receive a refund of the Deposit or waive such breach and proceed with the Closing. In the event of any material breach by Seller of any of such representations or warranties or any other material breach by Seller of any other provision of this Agreement or any agreement delivered in connection herewith discovered after Closing, Seller shall be liable only for direct and actual damages suffered by Buyer on account of Seller's breach, up to the applicable limits described hereunder, and shall in no event be liable for consequential or punitive damages. Any liability of Seller hereunder for breach of any such representations or warranties shall be limited to (a) claims in excess of an aggregate of Fifty Thousand Dollars ($50,000.00), and (b) a maximum aggregate cap of Two Hundred Fifty Thousand Dollars ($250,000.00). Notice of such claim must be delivered to Seller in writing within three (3) months of Closing. In no event shall Seller be liable for any indirect or consequential damages on account of Seller's breach of any representation or warranty contained in this Agreement. Additionally, notwithstanding the foregoing, if Buyer becomes aware prior to the Closing that any representation or warranty hereunder is untrue, or any covenant or condition to Closing has not been fulfilled or satisfied (if not otherwise waived by Buyer), and Buyer nonetheless proceeds to close on the purchase of the Property, then Buyer shall be deemed to have irrevocably and absolutely waived, relinquished and released all rights and claims against Seller for any damage or other loss arising out of or resulting from such untrue representation or warranty or such unfulfilled or unsatisfied covenant or condition. Seller's representations and warranties set forth in
                        Section 8.1 shall survive the Closing for a period of three (3) months.

                8.2.3 Approval of Property. The consummation of the purchase and sale of the Property pursuant to this Agreement shall be deemed Buyer's acknowledgement that it has had an adequate opportunity to make such legal, factual and other inspections, inquiries and investigations as it deems necessary, desirable or appropriate with respect to the Property. Such inspections, inquiries and investigations of Buyer shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the physical condition of the Property, such state of facts as an accurate survey, environmental report and inspection would show, the present and future zoning ordinance, ordinances, resolutions. Buyer shall not be entitled to and shall not rely upon, Seller or Seller's agents with regard to, and Seller will not make any representation or warranty with respect to: (i) the quality, nature, adequacy or physical condition of the Property including, but not limited to, the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, or the electrical, mechanical, HVAC, plumbing, sewage or utility systems, facilities, or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of the Property, its habitability, merchantability, or the fitness, suitability, or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property or its operations' compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions or restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction, or any other matter affecting the Property except as expressly set forth in this Agreement. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT AND/OR THE DEED, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE PROPERTY AND SELLER SPECIFICALLY DISCLAIMS ANY OTHER IMPLIED WARRANTIES OR WARRANTIES ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, MERCHANTABILITY, HABITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR USE. FURTHERMORE, SELLER HAS NOT, DOES NOT, AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY WITH REGARD TO COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION, OR LAND USE LAWS, RULES, REGULATIONS, ORDERS, OR REQUIREMENTS INCLUDING, BUT NOT LIMITED TO, THOSE PERTAINING TO THE HANDLING, GENERATING, TREATING, STORING OR DISPOSING OF ANY HAZARDOUS WASTE OR SUBSTANCE INCLUDING, WITHOUT LIMITATION, ASBESTOS, PCB AND RADON. BUYER ACKNOWLEDGES THAT BUYER IS A SOPHISTICATED BUYER FAMILIAR WITH THIS TYPE OF PROPERTY AND THAT, SUBJECT ONLY TO THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT AND/OR CLOSING DOCUMENTS, BUYER WILL BE ACQUIRING THE PROPERTY "AS IS AND WHERE IS, WITH ALL FAULTS," IN ITS PRESENT STATE AND CONDITION, SUBJECT ONLY TO NORMAL WEAR AND TEAR AND BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS AND CONDITIONS MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER SHALL ALSO ACKNOWLEDGE AND AGREE THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING, AND NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO IN THIS AGREEMENT. EXCEPT WITH REGARD TO THE OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE REPRESENTATIONS AND

                        WARRANTIES IN SECTION 8.1, BUYER HEREBY RELEASES SELLER AND ITS AGENTS, REPRESENTATIVES AND EMPLOYEES FROM ANY AND ALL LIABILITY RELATING TO THE CONDITION OF THE PROPERTY BEFORE OR AFTER THE CLOSING AND ANY OTHER MATTER RELATING TO THE PROPERTY, WHETHER KNOWN OR UNKNOWN AT THE TIME OF THE CLOSING.

                8.2.4 Release. Except as expressly set forth in this Agreement to the contrary and except for any claims arising under the express representations, warranties or covenants of Seller under this Agreement or under the indemnity provisions of any document delivered in connection with the closing of the transactions contemplated by this Agreement, Buyer for itself and its agents, affiliates, successors and assigns, hereby releases and forever discharges Seller, and any party related to or affiliated with Seller and their respective successors and assigns (the "Seller Related Parties") from and against any and all claims at law or equity which Buyer or any party related to or affiliated with Buyer and their respective successors and assigns (each a "Buyer Related Party") whether known or unknown at the time of this agreement, which Buyer or a Buyer Related Party has or may have in the future, arising from or related to any matter or thing relating to or in connection with the Property, including but not limited to, the documents and information referred to in this Agreement, the leases and the tenants, the Loan, any construction defects, errors or omissions in the design or construction and arising out of the physical, environmental, economic or legal condition of the Property, including, without limitation, any claim for indemnification or contribution arising under the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et. sm.) or any similar federal, state or local statute, rule or ordinance relating to liability of property owners or operators for environmental matters. For the foregoing purposes, Buyer hereby specifically waives the provisions of Section 1542 of the California Civil Code and any similar law of any other state, territory or jurisdiction. Section 1542 provides:

                        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                        BUYER HEREBY SPECIFICALLY ACKNOWLEDGES THAT BUYER HAS CAREFULLY REVIEWED THIS SUBSECTION AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT.


                        BUYER: _________________________

        8.3     INTENTIONALLY DELETED

        8.4     INTENTIONALLY DELETED

        8.5     Covenants of Seller. Seller hereby covenants as follows:

                8.5.1 At all times from the date hereof through the date of Closing, Seller shall cause to be in force fire and extended coverage insurance upon the Property, and public liability insurance with respect to damage or injury to persons or property occurring on the Property in at least such amounts as are maintained by Seller on the Effective Date;

                8.5.2 From the end of the Effective Date through the date of Closing, Seller will not enter into any new lease with respect to the Property, without Buyer's prior written consent, which shall not be unreasonably withheld. Exercise of a renewal option shall not be considered a new lease. Any brokerage commission payable with respect to a new lease shall be paid by Buyer. Further, Seller will not modify any existing Lease covering space in the Property without first obtaining the written consent of Buyer which shall not be unreasonably withheld. Buyer shall have five (5) business days from its receipt of Seller's notice of a new lease in which to approve or disapprove of any new lease for which it has a right to consent. Failure to respond in writing within said time period shall be deemed to be consent;

                8.5.3 From the Effective Date through the date of Closing, Seller shall not sell, assign, or convey any right, title or interest whatsoever in or to the Property, or create or permit to attach any lien, security interest, easement, encumbrance, charge, or condition affecting the Property (other than the Permitted Exceptions) without promptly discharging the same prior to Closing;

                8.5.4 Seller shall not, without Buyer's written approval, (a) amend or waive any right under any Service Contract, or
                        (b) enter into any agreement of any type affecting the Property that is not terminable on 30 days notice.

9. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

        9.1 Buyer is a limited partnership duly organized and validly existing under the laws of the State of Delaware. Buyer has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

10.     Conditions Precedent to Closing.

        10.1 The obligations of Buyer pursuant to this Agreement shall, at the option of Buyer, be subject to the following conditions precedent:

                10.1.1 All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects as of the Effective Date, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Seller's part as required by the terms of this Agreement.

                10.1.2 There shall be no material adverse change in the matters reflected in the Title Report, and there shall not exist any material adverse encumbrance or title defect affecting the Property except for the Permitted Exceptions or matters to be satisfied at Closing.

                10.1.3 Seller shall, no less than three (3) days prior to the Closing, deliver to Buyer estoppel certificates for tenants representing seventy percent (70%) of the square feet which are leased by tenants as of the Effective Date ("Estoppel Threshold"), which shall include (i) Tenant Estoppels (as defined herein) for Cisco and Rubbermaid (or its successors or assigns) or (ii) Tenant Estoppels for Cisco and InfoEdge and a Seller Estoppel (as defined herein) for Rubbermaid (or its successors or assigns). Buyer and Seller agree that Seller may provide and Buyer shall accept a Seller Estoppel if Seller cannot obtain an estoppel pre-closing from Rubbermaid. Seller shall, pre-closing, cooperate with Buyer in obtaining, but shall not be obligated to obtain, any subordination, non-disturbance and attornment agreement requested by Buyer's lender. All estoppel certificates shall be substantially in the form which such tenants are required to provide pursuant to the terms of each tenant's respective lease, or, at Seller's option, in the form of Exhibit G attached hereto and incorporated herein by this reference ("Tenant Estoppel"). In the event Seller cannot for any reason obtain a tenant estoppel letter from a tenant from whom an estoppel letter is required, Seller, at its option, may deliver to Buyer a Seller's (landlord) estoppel letter in the form of Exhibit H attached hereto and incorporated herein by this reference ("Seller Estoppel"). Seller, in its sole discretion, will add commercially reasonable content to the Tenant Estoppel, as requested, to satisfy Buyer's lender. For purposes of the foregoing sentence, the determination of "commercially reasonable content" shall be determined by Seller in its sole discretion. Seller's liability under Seller's estoppel letters shall expire and be of no further force or effect on the ninetieth (90th) day following the Closing Date; provided, however, that if Seller shall obtain an estoppel certificate from any such tenant after delivery of such Seller's estoppel letter with respect to a tenant, Seller's (landlord) estoppel letter shall, as of the date of a tenant's estoppel letter, be without further force or effect. Seller's liability, under the Seller's estoppel certificates shall automatically terminate and be of no further force and effect upon satisfaction of the Estoppel Threshold, irrespective of whether such tenant estoppels are received before or after Closing. Seller shall have no liability or responsibility for the information set forth in the estoppel certificates delivered by the tenants. Estoppel certificates shall be deemed to satisfy this condition precedent unless they disclose materially adverse matters and/or are inconsistent with the documents delivered pursuant to
                        Section 4.1.10. Buyer shall notify Seller within five
                        (5) business days of receipt of a copy of the executed estoppel certificate of its approval or disapproval and the basis of such disapproval, if disapproved. If Buyer disapproves of an estoppel certificate because of a material, adverse matter disclosed therein, and Seller is unable to obtain a reasonably acceptable estoppel certificate prior to the Closing, but in no event later than fifteen (15) days after Buyer's disapproval of same, this Agreement shall terminate, Buyer shall receive a refund of the Deposit and neither party shall have any further obligation to the other except Buyer's indemnification obligations under Paragraph 5.

        10.2 The obligations of Seller under this Agreement shall, at the option of Seller, be subject to the following conditions precedent:

                10.2.1 All of the representations, warranties and agreements of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Effective Date, and Seller shall not have on or prior to closing, failed to meet, comply with or perform in any material respect any conditions or agreements on Buyer's part as required by the terms of this Agreement.

                10.2.2 Seller shall have received approval of the Sale from all entities comprising Seller not later than seven (7) business days following the end of the Inspection Period. Upon receipt of such approval, Seller shall immediately notify Buyer of such approval in writing ("Seller's 10.2.2 Approval"). In the event Seller shall not receive such approval, Seller shall provide Buyer with written notice of such non-approval ("Seller's
                        10.2.2 Notice"), terminate the Agreement, and, notwithstanding Section

                        2.1.1 of this Agreement, return the Deposit to Buyer within two (2) business days after Seller's 10.2.2 Notice, and neither party shall have any further obligations to the other hereunder except Buyer's indemnification under Section 5. Further, within three
                        (3) business days of Buyer's receipt of Seller's 10.2.2 Notice, either Buyer or the Amber Oaks V Seller may terminate the Amber Oaks V Agreement in which event Buyer shall received from Amber Oaks V Seller a refund of the deposit under the Amber Oaks V Agreement and neither party shall have any other obligations to the other under the Amber Oaks V Agreement.

        If any such condition is not fully satisfied by Closing, the party in whose favor the condition runs shall notify the other party and may terminate this Agreement by written notice whereupon this Agreement may be canceled, upon return of the Due Diligence Items and, thereafter, neither Seller nor Buyer shall have any continuing obligations hereunder; provided, however, that if Buyer notifies Seller of a failure to satisfy the conditions precedent set forth in Section 10.1, Seller may, within ten (10) days of receipt of Buyer's notice agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided Seller so satisfies such condition. Closing may be delayed by Seller for up to ten (10) days after Seller's receipt of Buyer's notice to allow Seller time to satisfy such conditions. If Seller fails to timely cure any condition set forth in Section 10.1, this Agreement shall be canceled, Buyer shall receive a refund of the Deposit and neither party shall have any further liability hereunder.

11.     Damage or Destruction Prior to Closing.

        In the event that the Property should be damaged by any casualty prior to the Closing, then if the cost of repairing such damage, as reasonably estimated by Seller, is:

        11.1 Less than One Million Dollars ($1,000,000), the Closing shall proceed as scheduled and any insurance proceeds shall be distributed to Buyer to the extent not expended by Seller for restoration Buyer shall receive a credit at Closing equal to the property insurance policy deductible reduced by any applicable payments made by Seller for restoration;

        or if said cost is:

        11.2 Greater than One Million Dollars ($1,000,000), then either Seller or Buyer may elect to terminate this Agreement, in which case the Buyer shall return the Due Diligence Items to Seller and only if Seller elects to terminate this Agreement, the Deposit shall be returned to the Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification obligations under Paragraph 5. Should Buyer proceed to Closing, Buyer shall receive any insurance proceeds and a credit at Closing equal to the property insurance policy deductible reduced by any applicable payments made by Seller for restoration.

12.     Eminent Domain.

        12.1 If, before the Closing, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property which, as reasonably determined by Buyer, would render the Property unacceptable to Buyer or unsuitable for Buyer's intended use, Buyer shall have the right, by giving notice to Seller within thirty (30) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate, and only if Seller elects to terminate this Agreement, the Deposit shall be returned to the Buyer and neither party shall have any further obligation to the other except for Buyer's indemnification under Paragraph 5. If, before the Closing, proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or if Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, at the Closing, the condemnation award (or, if not therefore received, the right to receive such portion of the award) payable on account of the taking shall be transferred in the same manner as title to the Property is conveyed. Seller shall give notice to Buyer within three (3) business days after Seller's receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property.

13.     Notices.

        13.1 All notices, demands, or other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by United States Mail, as a registered or certified item, return receipt requested by telecopy or by Federal Express. Notices delivered by mail shall be deemed given when received. Notices by telecopy or Federal Express shall be deemed received on the business day following transmission. Notices shall be given to the following addresses:

                Seller:                     Theresa Hutton
                                            Triple Net Properties, LLC
                                            1551 N. Tustin Ave.  #200
                                            Santa Ana, CA  92705
                                            (714) 667-8252
                                            (714) 667-6860  fax

                With Required Copy to:      Thomas C. Young
                                            Triple Net Properties, LLC
                                            4 Hutton Centre Drive, Suite 700
                                            South Coast Metro, CA  92707
                                            (714) 667-8252 ext. 619
                                            (714) 918-9150  fax

                                            Joseph J. McQuade, Esq.
                                            Hirschler Fleischer
                                            The Federal Reserve Bank Building,
                                            16th Floor
                                            701 East Byrd Street
                                            Richmond, VA  23219
                                            (804) 771-9502
                                            (804) 644-0957  fax

                Buyer:                      Bradley Redelsperger
                                            Vice-President
                                            660 Newport Center Drive, Suite 1240
                                            Newport Beach, CA  92660

                With Required Copy to:      Tamarin L. Preston
                                            Director of Legal Affairs
                                            660 Newport Center Drive, Suite 1240
                                            Newport Beach, CA  92660

14.     Remedies.

        14.1 Defaults by Seller. If there is any default by Seller under this Agreement, which is not cured by Seller within ten (10) business days of Seller's receipt of written notice, Buyer may, as its sole options elect to either (a) declare this Agreement terminated and receive a refund of the Deposit; or (b) treat this Agreement as being in full force and effect and bring an action against Seller for specific performance. In the event of a Seller default, all time periods hereunder (including, but not limited to those referenced in Section 7.8) shall be extended for the lesser of seven (7) days, or the actual number of days in which Seller cured its default.

        14.2 Defaults by Buyer. If there is any default by Buyer under this Agreement, following notice to Buyer and seven (7) days, during which period Buyer may cure the default, then Seller may, as its sole remedy, declare this Agreement terminated and each party shall thereupon be relieved of all further obligations and liabilities, except any which survive termination. Notwithstanding the foregoing, the Buyer's right to cure shall be applicable to a failure to close and the Closing shall in no event be extended pursuant to this Section. In the event this Agreement is terminated due to the default of Buyer hereunder, Buyer shall deliver to Seller, at no cost to Seller, the Due Diligence Items and all of Buyer's

                Reports. In the event of a Buyer default, all time periods hereunder (including, but not limited to those referenced in Section 7.8) shall be extended for the lesser of seven (7) days, or the actual number of days in which Buyer cured its default.

        14.3 ARBITRATION OF DISPUTES. ANY CLAIM, CONTROVERSY OR DISPUTE, WHETHER SOUNDING IN CONTRACT, STATUTE, TORT, FRAUD, MISREPRESENTATION OR OTHER LEGAL THEORY, RELATED DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, WHENEVER BROUGHT AND WHETHER BETWEEN THE PARTIES TO THIS AGREEMENT OR BETWEEN ONE OF THE PARTIES TO THIS AGREEMENT AND THE EMPLOYEES, AGENTS OR AFFILIATED BUSINESSES OF THE OTHER PARTY, SHALL BE RESOLVED BY ARBITRATION AS PRESCRIBED IN THIS SECTION. THE FEDERAL ARBITRATION ACT, 9 U.S.C. Sections 1-15, NOT STATE LAW, SHALL GOVERN THE ARBITRABILITY OF ALL CLAIMS, AND THE DECISION OF THE ARBITRATOR AS TO ARBITRABILITY SHALL BE FINAL.

                A SINGLE ARBITRATOR WHO IS A RETIRED FEDERAL OR CALIFORNIA JUDGE SHALL CONDUCT THE ARBITRATION UNDER THE THEN CURRENT RULES OF THE AMERICAN ARBITRATION ASSOCIATION (THE "AAA"). THE ARBITRATOR SHALL BE SELECTED BY MUTUAL AGREEMENT ON THE ARBITRATOR WITHIN THIRTY (30) DAYS OF WRITTEN NOTICE BY ONE PARTY TO THE OTHER INVOKING THIS ARBITRATION PROVISION, IN ACCORDANCE WITH AAA PROCEDURES FROM A LIST OF QUALIFIED PEOPLE MAINTAINED BY THE AAA. THE ARBITRATION SHALL BE CONDUCTED IN SANTA ANA, CALIFORNIA AND ALL EXPEDITED PROCEDURES PRESCRIBED BY THE AAA RULES SHALL APPLY.

                THERE SHALL BE NO DISCOVERY OTHER THAN THE EXCHANGE OF INFORMATION WHICH IS PROVIDED TO THE ARBITRATOR BY THE PARTIES. THE ARBITRATOR SHALL HAVE AUTHORITY ONLY TO GRANT SPECIFIC PERFORMANCE AND TO ORDER OTHER EQUITABLE RELIEF AND TO AWARD COMPENSATORY DAMAGES, BUT SHALL NOT HAVE THE AUTHORITY TO AWARD PUNITIVE DAMAGES OR OTHER NONCOMPENSATORY DAMAGES OR ANY OTHER FORM OF RELIEF. THE ARBITRATOR SHALL AWARD TO THE PREVAILING PARTY ITS REASONABLE ATTORNEYS' FEES AND COSTS AND OTHER EXPENSES INCURRED IN THE ARBITRATION, EXCEPT THE PARTIES SHALL SHARE EQUALLY THE FEES AND EXPENSES OF THE ARBITRATOR. THE ARBITRATOR'S DECISION AND AWARD SHALL BE FINAL AND BINDING, AND JUDGMENT ON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

15.     Assignment.

        Buyer may assign its rights under this Agreement to an entity in which Buyer has a legally controlling interest, provided, however, that Buyer shall have no such right unless a written assignment is delivered to Seller no later than 7 business days before Closing; and further provided that no such assignment shall relieve Buyer of its obligations hereunder.

16.     Interpretation and Applicable Law.

        This Agreement shall be construed and interpreted in accordance with the laws of the state in which the Property is located (the "State"). Where required for proper interpretation, words in the singular shall include the plural; the masculine gender shall include the neuter and the feminine, and vice versa. The terms "successors and assigns" shall include the heirs, administrators, executors, successors, and assigns, as applicable, of any party hereto.

17.     Amendment.

        This Agreement may not be modified or amended, except by an agreement in writing signed by the parties. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions and obligations.

18.     Attorney's Fees.

        In the event it becomes necessary for either party to file a suit or arbitration to enforce this Agreement or any provisions contained herein, the prevailing party shall be entitled to recover, in addition to all other remedies or damages, reasonable attorneys' fees and costs of court incurred in such suit or arbitration.

19.     Entire Agreement; Survival.

        This Agreement (and the items to be furnished in accordance herewith) constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith. No representation, warranty, covenant, agreement, or condition not expressed in this Agreement shall be binding upon the parties hereto nor affect or be effective to interpret, change, or restrict the provisions of this Agreement. All of the obligations of the parties hereunder and all other provisions of this Agreement shall be deemed to have merged into the Deed and shall be extinguished at Closing or the earlier termination of this Agreement, except as expressly provided herein. Notwithstanding anything to the contrary in this Agreement, the

20.     Multiple Originals only; Counterparts.

        Numerous agreements may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute the entire agreement of the parties.

21.     Acceptance.

        Time is of the essence as to all dates set forth in this Agreement. The date of execution of this Agreement by Seller shall be the date of execution of this Agreement. If the final date of any period falls upon a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the laws of the State of California, then in such event the expiration date of such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday under Federal law, the laws of the State or the State of California.

22.     Real Estate Commission.

        Seller and Buyer each represent and warrant to the other that neither Seller nor Buyer has contracted or entered into any agreement with any real estate broker, agent, finder or any other party in connection with this transaction, and that neither party has taken any action which would result in any real estate broker's, finder's or other fees or commissions being due and payable to any party with respect to the transaction contemplated hereby, except that Seller has contracted with Triple Net Properties Realty, Inc., and Trammell Crow Central Texas, Ltd. as its brokers and will pay any commission due to said brokers under separate agreement. Seller shall pay at Closing a commission to VOIT Commercial Brokerage of One Hundred Sixty-Four Thousand Dollars ($164,000). Each party hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including reasonable attorneys' fees) resulting to the other party by reason of a breach of the representation and warranty made by such party in this paragraph.

23.     Exchange.

        Each of Buyer and Seller reserves the right to structure the sale of the Property as a like kind exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. In such event the party electing a like kind exchange shall have the right to assign its interest in this Agreement to a qualified exchange intermediary of its choosing to effect such exchange. The other party shall sign a customary assignment and/or notice of assignment, however, such assignment shall at no cost or expense to party from whom the notice is being requested and shall not otherwise affect the term of this Agreement.

24.     Confidentiality.

        Buyer agrees that, prior to the closing, all Property information received by Buyer shall be kept confidential as provided in this paragraph. Without the prior written consent of

        Seller, prior to the closing, the Property information shall not be disclosed by Buyer or its representatives, in any manner whatsoever, in whole or in part, except (1) to Buyer's representatives who need to know the Property information for the purpose of evaluating the Property and who are informed by the Buyer of the confidential nature of the Property information; (2) as may be necessary for Buyer or Buyer's representatives to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements; to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer's representatives; to comply with regulatory or judicial processes; or to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and (3) to prospective tenants of the Property.


              THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

                               SIGNATURE PAGE FOR



                   -----------------------------------------

                   -----------------------------------------

                   -----------------------------------------


EXECUTED on this the 8th day of May, 2006 by:


SELLER:

        TREIT - AMBEROAKS, LP,
        a Texas limited liability company

        By:    /s/ Scott Peters
        Name:  Scott Peters
        Title: TREIT Chief Financial Officer



        NNN AMBEROAKS 1, LLC,
        a Texas limited liability company

        By:    /s/ Richard Hutton
        Name:  Richard Hutton
        Title: Chief Investment Officer


        NNN AMBEROAKS 2, LLC,
        a Texas limited liability company

        By:    /s/ Richard Hutton
        Name:  Richard Hutton
        Title: Chief Investment Officer

        NNN AMBEROAKS 3, LLC,
        a Texas limited liability company

        By:    /s/ Richard Hutton
        Name:  Richard Hutton
        Title: Chief Investment Officer


EXECUTED on this the 8 day of May, 2006 by:


BUYER:

        CHASE MERRITT, LP
        a Delaware limited partnership


        By: /s/ Chad Horning
           -----------------------------------

        Name:  Chad Horning
             ---------------------------------

        Title: CEO
              --------------------------------

                                    EXHIBIT A

                        Legal Description of the Property


TRACT 1: Lots 2 and 3, Block "E", STATE FARM SUBDIVISION SECTION TWO, a subdivision in Williamson County, Texas, according to the map or plat thereof, recorded in Cabinet Q, Slide(s) 125-126 of the Plat Records of Williamson County, Texas.

TRACT 2: Lot 6A, Block "C", AMENDED PLAT OF STATE FARM SECTION THREE, a subdivision in Williamson County, Texas, according to the map or plat thereof, recorded in Cabinet Y, Slide(s) 164-166 of the Plat Records of Williamson County, Texas, SAVE AND EXCEPT that portion conveyed to Williamson County in Deed dated November 11, 2003, filed December 10, 2003 and recorded under Document No. 2003118651 of the Official Public Records of Williamson County, Texas.

                                    EXHIBIT B

                                     Leases


AMBER OAKS III
BUILDING A
EG&G
ACS State Healthcare
7-Eleven, Inc.
InfoEdge Technology
URS

BUILDING F
Netsolve/Cisco Systems

BUILDING J
Newell Rubbermaid, Inc.

                                    EXHIBIT C

                   Form of Assignment and Assumption Agreement


        This Assignment and Assumption Agreement (this "Assignment") is made as of __________ ___, _____, by and between ___________________________, a
____________________ ("Assignor"), and ________________________, a
_________________________ ("Assignee").

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, sells, transfers and assigns unto Assignee all of the rights, title and interest of Assignor in, to and under any and all of the following items, to the extent that they are related to that certain real property located in the [County] [City] of ________________, State of __________, which is more particularly described in Exhibit A attached hereto (the "Real Property"):

                (a) all contracts or agreements, if any, to the extent that they relate to the Real Property, or improvements thereon (including, but not limited to, maintenance or utility contracts);

                (b) all warranties, guarantees and indemnities (including, without limitation, those for workmanship, materials and performance) which exist or may hereafter exist, from, by or against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating to the Real Property, or the improvements thereon;

                (c) plans, drawings, and specifications for the improvements to the Real Property; and

                (d) all intangible property used or useful in connection with the Real Property or the improvements thereon, including, without limitation, all trademarks, trade names [(including, without limitation, the exclusive right to use the name _____________________)], and all contract rights, guarantees, licenses, permits (to the extent transferable) and warranties.

                (e) all of Assignor's rights, title and interest in, to and under the leases (the "Leases") relating to the Real Property, together with any and all rights, title, estates and interests of Assignor as lessor under the Leases, whether now owned or hereafter acquired, in and to any improvements and fixtures located thereon and any rights, privileges, easements, rights of way or appurtenances appertaining thereto (including, without limitation, any and all rents, issues, profits, royalties, income and other benefits derived from the Real Property hereafter accruing, and any and all claims, causes of action, rights to proceeds or awards related to the Real Property hereafter accruing), together with all rights, title, estates and interests of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases, together with all rights, title, estates and interests of Assignor in and to any subleases, if any, relating to the Real Property.

        Assignee hereby accepts the foregoing assignment and agrees to assume any executory obligations of Assignor arising after the date hereof in connection with the agreements described in paragraph (a) above.

        Assignee hereby accepts the foregoing assignment and agrees to assume, pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Leases arising after the date hereof and agrees to be bound by all of the terms and conditions of the Leases.

        Assignor hereby covenants that it will, at any time and from time to time upon written request therefor, at Assignee's sole expense and without the assumption of any additional liability therefor, execute and deliver to Assignee, and its successors and assigns, any new or confirmatory instruments and take such further acts as Assignee may reasonably request to fully evidence the assignment contained herein and to enable Assignee, and its successors and assigns, to fully realize and enjoy the rights and interests assigned hereby.

        The provisions of this Assignment shall be binding upon, and shall inure to the benefit of, the successors and assigns of Assignor and Assignee, respectively. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.

                                    ASSIGNOR:
                                                                   ,
                                    -------------------------------

                                    a
                                      ------------------------------

                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------


                                    ASSIGNEE:
                                                                   ,
                                    -------------------------------

                                    a
                                      ------------------------------


                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------

                                    EXHIBIT D

                              Form of Bill of Sale


        For good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the undersigned, _______________________, a ____________________ ("Seller"), does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to __________________, a _____________
("Buyer"), all personal property of Seller located on, in, or used or useful in connection with that certain real property (the "Real Property") located in the [County] [City] of ________________, State of __________, commonly known as _____________________, which Real Property is more particularly described on Exhibit A attached hereto.

        The assets transferred hereby are conveyed AS-IS WHERE-IS WITHOUT ANY REPRESENTATION OF MERCHANTABILITY OR FITNESS FOR ANY PURPOSE WHATSOEVER.

        Seller hereby covenants that it will, at any time and from time to time upon written request therefor, at Buyer's sole expense and without the assumption of any additional liability thereby, execute and deliver to Buyer, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Buyer, its nominees, successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Buyer, its nominees, successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Buyer, its nominees, successors and/or assigns, to realize upon or otherwise enjoy any such assets.

        All references to "Seller" and "Buyer" herein shall be deemed to include their respective nominees, successors and/or assigns, where the context permits.

Dated:               , 2006         SELLER:
        --------- ---
                                                                   ,
                                    -------------------------------

                                    a
                                      ------------------------------

                                    By:
                                       ----------------------------------------

                                    Its:
                                        ---------------------------------------

                                    EXHIBIT E

                               Tenant Improvements

The parties specifically agree that with respect to the Lease with potential URS expansion into Suite 150 containing approximately 5,770 square feet, Buyer at Closing will receive a credit in the amount of $110,378 representing the estimated costs of tenant improvement work to be performed, leasing commissions to be paid and one months' free rent.

                                    EXHIBIT F

                              Governmental Notices
                              Environmental Matters


Letter, dated June 30, 2005, to NNN Amberoaks, L.L.C. from Texas Commission on Environmental Quality, regarding request for approval of an aboveground storage tank facility plan for State Farm Amberoaks Corporate Center; Amberglen Boulevard, Austin E.T.J., Texas.

                                    EXHIBIT G

                        Form Tenant Estoppel Certificate

        By lease, dated _________________ ("Lease"), the undersigned ("Tenant") has leased from _____________________________., a ___________________or its
predecessors in interest ("Landlord") the lease premises located at ___________________________________ ___________________________________ which are more particularly described in the Lease. Landlord, as owner of the property ("Property") of which the lease premises are a part, intends to sell the said Property to __________________________________________________________ ("Buyer")
who, as a condition to the purchase of the Property, has required this tenant estoppel certificate.

        In consideration of Buyer's agreement to purchase the Property, Tenant agrees and certifies to Landlord and to Buyer as follows:

        1. The leased premises and possession thereof are accepted; the Lease is in full force and effect; and the lease term begins on ____________________________________and ends on _____________________________.

        2. Tenant claims no present charge, lien or claim of offset against rent.

        3. Rent is paid for the current month but is not paid and will not be paid more than one month in advance. Basic or fixed rent is $___________ per month and is due on the ______ of each month. A security deposit in the amount of $___________ has been paid to Landlord.

        4. There are no existing defaults by reason of any act or omission of the Landlord except as follows:

        5. The Lease has not been modified, except in accordance with the amendments dated as follows:

        6. Attached is a true and correct copy of the Lease together with all amendments, modifications or renewals.

        This certificate may be relied upon by Buyer, its lender from time to time, and their respective successors and assigns.

        TENANT:                                                    ,
                                    -------------------------------

                                    a
                                      ------------------------------



                                    By:
                                       -------------------------------------

                                    Name:
                                         -----------------------------------

                                    Title:
                                          ----------------------------------

                                    EXHIBIT H

                    Form Seller/Landlord Estoppel Certificate


TO:
   ---------------------------------------------

RE:
   ---------------------------------------------

        Lease dated:
                    ----------------------------------------
        Landlord:
                 -------------------------------------------
        Tenant:
               ---------------------------------------------

        Demised Premises:
                         -----------------------------------

        Current Base Rental:
                            --------------------------------

        The undersigned ("Seller") hereby certifies as of the date hereof, the following:

        1. Attached hereto is a true, correct and complete copy of the above-described Lease along with all amendments and modifications thereto (the "Lease").

        2. The Lease is in full force and effect and has not been amended, modified. supplemented or superseded except as follows:




        3. The information describing the Lease as shown above is correct except as follows:



        This letter is given by Seller to ("Buyer") in connection with the sale of that certain property described in that certain Purchase and Sale Agreement, dated as of ________________, 2006, by and between Buyer and Seller (the "Sale Agreement") and is intended solely for the benefit of Buyer and no other person or entity may rely on any matter set forth herein. Seller shall only be liable for the information set forth herein for ninety (90) days after the date hereof; provided, however, that if Seller obtains an estoppel certificate from the tenant identified hereinabove after the date hereof that complies with the terms of Section 10.1.3 of the Agreement for Purchase and Sale, this certificate shall be without further force or effect as of the date of such tenant's estoppe1 certificate.

        Anything in this letter to the contrary notwithstanding, the maximum aggregate liability of Seller for Seller's breaches of representations and warranties contained herein shall be limited as set forth in the Agreement of Purchase and Sale. Notwithstanding the foregoing, however, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under the Sale Agreement to make a claim against Seller for damages that Buyer may incur as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if (a) Buyer knew or is deemed to know that such representation or warranty was untrue, inaccurate or incorrect on or before the date hereof, or
(b) Buyer's damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $50,000.

Dated as of this ____ day of __________________, 2006.



                                                                   ,
                                    -------------------------------

                                    a
                                      ------------------------------



                                    By:
                                       -------------------------------------

                                    Name:
                                         -----------------------------------

                                    Title:
                                          ----------------------------------

                                    EXHIBIT I

                                   AMBER OAKS
                            LEASE DOCUMENT INVENTORY
                                  AS OF 5/4/06

                                 AMBER OAKS III


 BUILDING-ADDRESS     SUITE        TENANT                DOCUMENT INVENTORY
 ----------------     -----        ------                ------------------
A-13640               160/250   InfoEdge                 1.   Lease dated September 30, 2005
                                                         2.   1st Amendment dated February 16, 06

F-9500               100 & 200  Cisco Systems, Inc.      1.   Lease dated June 7, 2000
                                                         2.   LOC dated July 3, 2001
                                                         3.   LOC dated 8/20/04 - expired 8/31/05 ($345,000)

J-9301                  999     Newell Rubbermaid,       1.   Lease dated May 23, 2002
                                Inc.                     2.   1st Amendment dated December 5, 2003
                                                         3.   Option Agreement dated December 5, 2003
                                                         4.   Assignment of Lease dated April 13, 2004